                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

[X]      Filed by the registrant
[ ]      Filed by a party other than the registrant

         Check the appropriate box:
[ ]      Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material Rule 14a-12

                         BOYD BROS. TRANSPORTATION INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
         (2)      Aggregate number of securities to which transaction applies:


         ----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


         ----------------------------------------------------------------------
         (4)      Proposed maximum aggregate value of transaction:


         ----------------------------------------------------------------------
         (5)      Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:


         ----------------------------------------------------------------------
         (2)      Form, schedule or registration statement no.:


         ----------------------------------------------------------------------
         (3)      Filing party:


         ----------------------------------------------------------------------
         (4)      Date filed:



---------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                               [BOYD BROS. LOGO]
                                3275 Highway 30
                             Clayton, Alabama 36016


                                 April 15, 2002


Dear Stockholder:

         It is my pleasure to invite you to the 2002 Annual Meeting of Stockholders of Boyd Bros. Transportation Inc. (the "Company"). The meeting will be held at 11:00 a.m., local time, on Tuesday, May 14, 2002, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016. Admission to the meeting will begin at 10:00 a.m.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement covers the formal business of the meeting, which includes the election of three Directors and other corporate matters that may be of interest to you as a stockholder.

         It is important that your shares be represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the enclosed proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.


                                    Sincerely,


                                    /s/ Boyd Whigham
                                    -------------------------------------------
                                    Boyd Whigham
                                    Chairman of the Board

                         BOYD BROS. TRANSPORTATION INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 14, 2002 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, for the following purposes:

                  (1) To elect three Directors to hold office for a three-year term expiring at the 2005 Annual Meeting of Stockholders;

                  (2) To consider and take action upon any other business as may properly come before the Meeting or any postponements or adjournments thereof;

all as set forth in the Proxy Statement accompanying this Notice.

         Only holders of record of the Company's Common Stock, par value $.001 per share, as of the close of business on March 29, 2002 are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.


                                    By Order of the Board of Directors,


                                    /s/ Ginger B. Tibbs
                                    -------------------------------------------
                                    Ginger B. Tibbs
                                    Secretary-Treasurer

Clayton, Alabama
April 15, 2002


                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY MEANS OF THE ENCLOSED PROXY CARD THAT YOU ARE REQUESTED TO SIGN, DATE AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                         BOYD BROS. TRANSPORTATION INC.
                                3275 HIGHWAY 30
                             CLAYTON, ALABAMA 36016


                                PROXY STATEMENT

         This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Boyd Bros. Transportation Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 14, 2002 at 11:00 a.m., local time, at the Company's corporate headquarters, 3275 Highway 30, Clayton, Alabama 36016, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement and accompanying proxy card are first being mailed or otherwise distributed to stockholders on or about April 15, 2002.

         Holders of record of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at the close of business on March 29, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. On the Record Date, there were 2,708,099 shares of Common Stock outstanding.

         Shares of Common Stock cannot be voted at the Meeting unless the owner is present or represented by proxy. A proxy may be revoked at any time before it is voted by (1) giving written notice of revocation to the Secretary of the Company, (2) executing and delivering to the Company at the address shown above a new proxy bearing a later date, or (3) attending the Meeting and voting in person. All properly executed proxies, unless previously revoked, will be voted at the Meeting or at any postponement or adjournment thereof in accordance with the directions given.

         With respect to the election of Directors, stockholders of the Company voting by proxy may vote in favor of the nominees, may withhold their vote for the nominees, or may withhold their vote as to specific nominees. With respect to the other proposals for stockholder action, stockholders of the Company voting by proxy may vote in favor of such proposals, against such proposals or may abstain from voting on such proposals. If no specific instructions are given with respect to the matters to be acted upon at the Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR the election of all nominees listed under the caption "Election of Directors". The Board of Directors does not intend to present, and knows of no others who intend to present at the Meeting, any matter of business other than those matters set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters (including stockholder proposals omitted from this Proxy Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission")) properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

         At the Meeting, inspectors of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. A majority of the outstanding shares of Common Stock must be present in person or by proxy at the Meeting in order to have the quorum necessary for the transaction of business. Abstentions and non-votes will be counted for purposes of determining the presence of a quorum at the Meeting. The nominees for Director will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and actually voting at the Meeting. All other matters require for their approval the favorable vote of a majority of the shares of Common Stock voted in person or by proxy at the Meeting. Abstentions and non-votes will have no effect on the outcome of any voting. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

         A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage prepaid if mailed from within the United States.

         The cost of soliciting proxies will be paid by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing. Officers and other regular employees of the Company may also request the return of proxies by telephone, telegram, or in person.

         A copy of the 2001 Annual Report to Stockholders, which includes the financial statements of the Company for the fiscal year ended December 31, 2001, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 29, 2002, certain information with respect to all stockholders known by the Company to be the beneficial owners of more than five percent (5%) of the Common Stock, the only class of voting securities of the Company outstanding, as well as information with respect to the Common Stock owned beneficially by each Director and Director Nominee of the Company, by each Executive Officer named in the Summary Compensation Table on page four (4) and by all Directors, Director Nominees and Executive Officers of the Company as a group. Certain information set forth in the table is based upon information contained in filings made by such beneficial owners with the Commission.


                                                                   Amount and Nature     Approximate
                                                                    of Beneficial        Percent of
Name of Beneficial Owner                                             Ownership(1)       Common Stock
------------------------                                           -----------------    ------------

Dempsey Boyd(2).....................................                1,137,516(3)          42.0%

Gail B. Cooper(2)...................................                  408,400(4)          15.1%

Ginger B. Tibbs(2)..................................                  391,400(5)          14.6%

Frances S. Boyd(2)..................................                1,137,516(6)          42.0%

Richard C. Bailey...................................                    6,822(7)             *

Steven Rumsey.......................................                   20,000                *

Mark Dunning........................................                    6,000(8)             *

Boyd Whigham........................................                   14,800(9)             *

Stephen J. Silverman................................                    7,000(10)            *

J. Larry Baxter.....................................                    6,501(11)            *

All Directors, Director Nominees and
  Executive Officers as a group
  (8 persons).......................................                1,998,439(12)         73.8%


*        Less than one percent of the Common Stock.

(1) Under the Rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(2) The address for each of Mr. and Mrs. Boyd, Ms. Cooper and Ms. Tibbs is 3275 Highway 30, Clayton, Alabama 36016. Mr. and Mrs. Boyd are the parents of Ms. Cooper and Ms. Tibbs.

(3) Includes 384,000 shares owned by Mr. Boyd's wife, Frances S. Boyd. Excludes 2,500 shares held as custodian for five minor grandchildren, as to which shares Mr. Boyd disclaims beneficial ownership.

(4) Does not include 23,500 options issued on January 17, 2002 at a strike price of $2.67 vesting 20% on each anniversary date pursuant to the stock option program discussed below and also does not include an additional 20,000 options issued to Ms. Cooper on February 19, 2002 at a strike price of $2.65 vesting 20% on each anniversary date. If the market price of Boyd Bros Transportation Inc. common stock closes for two consecutive business days at a value greater than $5.34 and $5.30, respectively, then the options vest 100% immediately. Also includes 1,000 shares held by a third party custodian for Ms. Cooper's children, as to which shares she disclaims beneficial ownership.

(5) Does not include 18,500 options issued on January 17, 2002 at a strike price of $2.67 vesting 20% on each anniversary date pursuant to the stock option program discussed below and also does not include an additional 2,500 options issued to Ms. Tibbs on February 19, 2002 at a strike price of $2.65 vesting 20% on each anniversary date. If the market price of Boyd Bros Transportation Inc. common stock closes for two consecutive business days at a value greater than $5.34 and $5.30, respectively, then the options vest 100% immediately. Also includes 1,500 shares held by a third party custodian for Ms. Tibbs' children, as to which shares she disclaims beneficial ownership.

(6)      Includes 753,516 shares owned by Mrs. Boyd's husband, Dempsey Boyd.

(7) Does not include 138,500 options issued on January 17, 2002 at a strike price of $2.67 vesting 20% on each anniversary date pursuant to the stock option program discussed below and also does not include an additional 20,000 options issued to Mr. Bailey on February 19, 2002 at a strike price of $2.65 vesting 20% on each anniversary date. If the market price of Boyd Bros Transportation Inc. common stock closes for two consecutive business days at a value greater than $5.34 and $5.30, respectively, then the options vest 100% immediately.

(8) Includes 6,000 shares obtainable by Mr. Dunning within 60 days of March 29, 2002 upon the exercise of non-qualified stock options.

(9) Includes 8,500 shares obtainable by Mr. Whigham within 60 days of March 29, 2002 upon the exercise of non-qualified stock options.

(10) Includes 6,000 shares obtainable by Mr. Silverman within 60 days of March 29, 2002 upon the exercise of non-qualified stock options.

(11) Includes 321 shares held by the J. Larry Baxter - IRA and 180 shares held by the Haldine D. Baxter - IRA and also includes 6,000 shares obtainable by Mr. Baxter within 60 days of March 29, 2002 upon the exercise of non-qualified stock options.

(12) Includes 384,000 shares owned by Mrs. Boyd that are deemed to be beneficially owned by Mr. Boyd.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's Directors, Executive Officers and persons who beneficially own more than ten percent (10%) of the Company's Common Stock file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of such Common Stock. Directors, Executive Officers and persons who beneficially own greater than ten percent (10%) of the Common Stock are required by the Commission's rules to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations from the Company's Directors and Executive Officers that no other reports were required, all Section 16(a) filing requirements applicable to the Company's Directors and Executive Officers were complied with during the year ended December 31, 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company for the years ended December 31, 2001, 2000 and 1999, respectively, to (a) each person who served as Chief Executive Officer of the Company during the fiscal year most recently completed, and (b) those executive officers of the Company who earned in excess of $100,000 (collectively with each Chief Executive Officer, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                                                    LONG TERM
                                                                   ANNUAL COMPENSATION             COMPENSATION
                                                         ---------------------------------------   ------------
                                                                                     Other          Securities
             Name and                                                                Annual         Underlying        All Other
        Principal Position               Year            Salary         Bonus    Compensation(1)    (Options(#)   Compensation(2)
        ------------------               ----            ------         -----    ---------------    ----------    ---------------

Gail B. Cooper
  Chief Executive Officer
  and President......................    2001           150,000             --          --               --             4,674
                                         2000           142,333             --          --               --             4,444
                                         1999            82,407         29,900          --            3,500             3,839
*Dempsey Boyd,
  Chairman of the Board..............    2001           148,867             --          --               --               174
                                         2000           157,200         60,000          --               --               174
                                         1999           144,418        153,000         817               --             4,782
Richard C. Bailey,
  Chief Operating Officer & Chief
  Financial Officer..................    2001           146,000             --          --               --             4,554
                                         2000           146,000         58,400          --               --             4,974
                                         1999           135,601        148,920          --            3,500             5,042
Steven Rumsey (3)
  Chief Executive Officer-
  WTI  Transport, Inc................    2001           144,993             --          --               --             4,230
                                         2000           151,992             --          --               --             4,560
                                         1999           151,992             --          --               --             4,560


* Mr. Boyd retired as a director and Chairman of the Board effective January 1, 2002. Boyd Whigham replaced Mr. Boyd as Chairman of the Board.

(1)      Constitutes automobile allowances.

(2)      Constitutes matching contributions by the Company to the 401(k) plan:
         (i) in 2001, $4,500 to Ms. Cooper and $4,380 to Mr. Bailey; (ii) in 2000, $4,800 to Mr. Bailey and $4,270 to Ms. Cooper; and (iii) in 1999, $4,560 to Mr. Boyd, $4,800 to Mr. Bailey and $3,597 to Ms.
         Cooper. Also includes payment of life insurance premiums: (i) in 2001, $174 for each of Messrs. Boyd and Bailey and Ms. Cooper; (ii) in 2000, $174 for each of Messrs. Boyd and Bailey and Ms. Cooper; and (iii) in 1999, $222 for Mr. Boyd and $242 for each of Ms. Cooper and Mr. Bailey.

(3) Mr. Rumsey co-founded WTI Transport in 1989. Mr. Rumsey has served as Chief Executive Officer of WTI Transport since August 1999, and prior to August 1999 Mr. Rumsey served as President.

STOCK OPTIONS GRANTS

         The Company did not grant options to purchase shares of Common Stock under the Company's 1994 Stock Option Plan to the Named Executive Officers during the year ended December 31, 2001.

STOCK OPTION EXERCISES AND YEAR-END HOLDINGS

         The Named Executive Officers did not exercise any stock options during the year ended December 31, 2001. Due to the stock option cancellation and replacement program discussed below, none of Mr. Boyd, Ms. Cooper and Mr. Bailey had Company stock options outstanding as of December 31, 2001. Replacement options were not issued by the Company until January 17, 2002. Mr. Rumsey also did not have any options to purchase Common Stock of the Company as of December 31, 2001.

STOCK OPTION CANCELLATIONS

         On July 16, 2001, the Company implemented an option cancellation and replacement program to address the substantial loss in value of the outstanding stock options held by the Company's employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the Company's employ. Under the option cancellation and replacement program, current employees of the Company were permitted to cancel existing options in anticipation of intended future option grants. The employees and executive officers of the Company agreed that the replacement grants could not be made for at least six months and one day after the cancellation date so the Company would not have to recognize compensation expense.

         The options were cancelled on July 16, 2001, and had original exercise prices ranging from a high of $11.00 per share to a low of $7.38 per share. Participants received new options on January 17, 2002 at an exercise price of $2.67 per share, the fair market value of the Common Stock on that day. Options granted on January 17, 2002 will vest at a rate of 20% per year on the anniversary date of the grant; provided, however, that the options may vest earlier if certain pricing conditions are met. The options expire ten years from the date of grant or January 17, 2012. Both Richard Bailey and Gail Cooper participated in the option cancellation and replacement program.

         The following table sets forth certain information concerning option cancellation and replacements, including (i) the name and position of each executive officer who participated in the program, (ii) the date of any such repricing, (iii) the number of securities underlying replaced options, (iv) the per share market price of the underlying security at the time of the repricing,
(v) the original exercise price of the cancelled option at the time of repricing, (vi) the per share exercise price of the option received in exchange for the existing option, and (vii) the original option term remaining at the date of exchange. There have been no other stock option repricing programs of the Company within the last ten years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                         Original
                                        Number of        Market                                         Option Term
                                        Securities       Price of      Exercise Price                     (Years)
     Name                    Date       Underlying     Common Stock      at Time          New           Remaining
     and                      of         Options         at Time of         of           Exercise        at Date of
   Position                Repricing     Repriced       Repricing        Repricing         Price         Repricing
   --------                ---------    ----------     ------------    --------------    --------       -----------

Gail B. Cooper,             1/17/02       15,000          $2.67           $11.00           $2.67            2.4
Chief Executive             1/17/02        5,000           2.67             9.31            2.67            5.9
Officer and                 1/17/02        3,500           2.67            10.25            2.67            7.3
President

Richard C. Bailey,          1/17/02       30,000           2.67            11.00            2.67            2.4
Chief Financial             1/17/02       10,000           2.67            11.00            2.67            3.0
Officer and Chief           1/17/02       10,000           2.67             7.75            2.67            4.0
Operating Officer           1/17/02       15,000           2.67             7.38            2.67            5.7
                            1/17/02       35,000           2.67             9.50            2.67            6.3
                            1/17/02       35,000           2.67             8.00            2.67            6.6
                            1/17/02        3,500           2.67            10.25            2.67            7.3

SEVERANCE AGREEMENT

         In 1998, the Company entered into a Severance Agreement with Mr. Bailey (the "Severance Agreement"). The Severance Agreement provides that in the event (a) Mr. Bailey's employment is terminated by the Company other than for Cause (as such term is defined in the Severance Agreement) or (b) Mr. Bailey resigns from his employment with the Company for Good Reason (as defined in the Severance Agreement), Mr. Bailey will be entitled to a payment which, if such termination occurs during 2002 or any year thereafter, will be equal to twelve (12) months salary at the rate in effect immediately prior to the Severance Date (as defined in the Severance Agreement) (the "Severance Payment"). At the Company's option, the Severance Payment may be made either
(1) as a lump sum within thirty (30) days of the Severance Date or (2) as a series of payments in accordance with the Company's normal payroll procedures. In addition to the Severance Payment, Mr. Bailey is entitled to receive payment for all vacation time accrued during the calendar year in which the Severance Date occurred and a pro rata payment for any bonus earned for the year through the Severance Date.

         The Severance Agreement also provides that the Company will reimburse Mr. Bailey for any costs incurred in electing COBRA continuation coverage under the Company's health insurance and will maintain life insurance coverage for Mr. Bailey until the earlier of (a) the date which is twelve months from the Severance Date or (b) such time as Mr. Bailey obtains medical coverage from a new employer.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

         During 2001, the Company continued to retain the services of The Baxter Agency, LLC, an insurance placement and risk management firm, to obtain various forms of insurance coverage. J. Larry Baxter, who is a director of the Company, was also the President of the Baxter Agency until April 2001. Mr. Baxter continues to work with the Baxter Agency as an insurance broker. The aggregate premiums paid by the Company for the insurance placed by the Baxter Agency during 2001 equaled $3,982,309.88 and the aggregate amount of commissions collected by the Baxter Agency for such placement equaled $372,317.94.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following paragraphs constitute the report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for fiscal year 2001. In accordance with Commission rules, this report shall not be deemed to be incorporated by reference into any statements or reports filed by the Company with the Commission that do not specifically incorporate this report by reference, notwithstanding the incorporation of this Proxy Statement into any such report.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is comprised of Mark Dunning, Stephen J. Silverman and Boyd Whigham, all of whom are members of the Company's Board of Directors. During 2001, no executive officer of the Company served as a member of the Committee or as a director of any other entity, one of whose executive officers served on the Committee or was a director of the Company, nor does any such relationship exist currently. The Committee administers the compensation program for operating officers of the Company and bases its decisions on both individual performance and the financial results achieved by the Company. While the Committee consults with the Chief Executive Officer on certain matters, all compensation decisions are made by the Committee without such officer's participation. The Committee held one meeting during 2001.

         The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and stock options. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of the Company and to reward them for their contributions to the Company's success. The program is also designed to encourage the Company's key executives to maximize the Company's premium service to its customers and maintain high standards of efficiency, productivity and safety. For a summary of 2001 compensation, see the Summary Compensation Table under the heading "Compensation of Executive Officers" above.

         Salaries. The Committee has based its decisions on salaries for the Company's executive officers, including its chief executive officer and chief financial officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, the Company's overall historical performance, and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's long-term success and of the executives' individual contributions to such success.

         Bonuses. For fiscal year 2001, the Committee did not propose an executive bonus formula and the Company paid no bonuses for 2001. The Committee did not propose an executive bonus formula for 2002.

         Stock Options. The Committee views stock options as its primary long-term compensation vehicle for the Company's executive officers. At the time of the Company's initial public offering in May 1994, the Committee granted an aggregate of 94,000 stock options under the 1994 Stock Option Plan to each of the Company's executive officers, other than Mr. Boyd, who, as founder of the Company, elected not to participate. The Company has granted options to its executive officers since then, most recently in 1999 when the Committee granted an aggregate of 14,000 shares to four executive officers whose individual performance, in the Committee's view, warranted an enhanced equity position in the Company. For the year 2001 there were no stock options granted to any of the Company's executive officers.

         Stock Option Cancellation and Replacement Program. In light of the substantial decline in the market price of the Company's Common Stock that occurred as a result of the economic downturn in the U.S. economy and the flatbed trucking industry, many of the outstanding options held by the Company's executive officers and key employees had exercise prices significantly higher than the market price of the underlying Common Stock. The Committee believed that many of these options had little or no value and were unlikely to be exercised in the foreseeable future. As a result, the Committee decided that these options were no longer effective in achieving the desired objectives of retaining and incentivizing employees important to the Company's attainment of its business and financial objectives and the creation of value for its stockholders. The Committee recommended the stock option cancellation and replacement program to the Board of Directors as a means of addressing these issues.

         Under the stock option cancellation and replacement program, current executive officers and key employees of the Company were permitted to cancel existing options with the intent that options to purchase a like number of shares of Common Stock would be granted more than six months and one day following the date of cancellation. Options to purchase a total of 306,450 shares of Common Stock with a weighted average exercise price of $9.51 per share were cancelled pursuant to this arrangement. On January 17, 2002, the Company issued 306,450 new options at an exercise price of $2.67 per share, the market price on the date of issue.

         Chief Executive Officer Compensation. In February 2000, Ms. Gail B. Cooper became Chief Executive Officer and President of the Company. Her base salary was increased from $90,000 to $150,000 based on the factors and analysis described above and in recognition of her increased responsibilities. Ms. Cooper's salary did not increase in 2001.

                 By the Members of the Compensation Committee:
        Mark Dunning, Stephen J. Silverman and Boyd Whigham (Chairman).

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock against the Nasdaq Stock Market and the Nasdaq Trucking and Transportation Stock Index, from December 31, 1996 through December 31, 2001. The Company's Common Stock traded on the Nasdaq National Market until August 30, 2000, when it began trading on the Nasdaq SmallCap Market. The graph assumes that the value of the investment in the Company's Common Stock on each index was $100 on December 31, 1996. The Company has not paid any dividends on its Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.


                                       12/96        12/97        12/98        12/99        12/00        12/01

Boyd Bros. Transportation Inc.         $100         $120         $ 89         $ 97         $ 34         $ 43
NASDAQ U.S. Companies                  $100         $123         $173         $321         $193         $153
NASDAQ Trucking & Transportation       $100         $128         $116         $110         $100         $119

              OPERATIONS OF THE BOARD OF DIRECTORS AND COMMITTEES

         Pursuant to the Certificate of Incorporation of the Company, the Board of Directors is classified into three (3) classes, each of which shall be as nearly equal in number as possible, and will be elected to a three-year term. The By-laws of the Company provide that the number of Directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The size of the Board of Directors was decreased from eight (8) members to six (6) members by resolution of the Board of Directors during 2001.

         The Board of Directors holds regular meetings and special meetings at the call of the Chairman of the Board of Directors, the President or any two members of the Board of Directors. In 2001, the Board of Directors held four meetings. Presently, the Board of Directors has standing Audit and Compensation Committees, which assist in the discharge of the Board of Directors' responsibilities. The Company does not have a nominating committee. Members of such Committees serve at the pleasure of the Board of Directors.

         The Compensation Committee consists of all Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. This Committee administers the Company's 1994 Stock Option Plan and employee benefit plans, and is responsible for establishing compensation programs for the Company's executive officers. The members of this Committee currently are Boyd Whigham, Chairman, Stephen J. Silverman and Mark Dunning. The Compensation Committee met one time during 2001.

         Directors who are not executive officers of the Company receive an annual retainer of $5,000, are paid a fee of $1,500 for each Board of Directors' meeting attended in person and $750 for each Board of Directors' meeting attended by telephone, and are reimbursed for travel expenses incurred in connection with attending meetings. Non-employee Directors who serve on the Executive Committee receive an additional fee of $1,000 for each Executive Committee meeting attended. Directors are not entitled to additional fees for serving on other committees of the Board.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2001, the Committee met two times.

         The Board of Directors has adopted a written charter for the Committee. All members of the Committee are independent as defined in Rule 4200(a)(15) of The Nasdaq Stock Market's listing standards.

         In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the Company's finance department and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with both the independent auditors and the Company's finance department their audit plans, audit scope, and the identification of audit risks.

         The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. BDO Seidman, LLP has not provided information technology services or any other non-audit services to the Company, and therefore the Committee has not had to consider whether the provision of such services is compatible with the maintenance of BDO Seidman, LLP's independence.

         The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's consolidated financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited consolidated financial statements be incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         Date: March 29, 2002                Boyd Whigham, Chairman;
                                             Mark Dunning and
                                             Steve Silverman, members

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of BDO Seidman, LLP examined the financial statements of the Company for the year ended December 31, 2001, and the Board of Directors intends to continue the services of this firm for the fiscal year ending December 31, 2002. Representatives of BDO Seidman, LLP are expected to be present at the Meeting and shall have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

         The aggregate fees and expenses billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $84,750 of which an aggregate amount of $45,750 was billed through December 31, 2001. The accounting firm of Deloitte & Touche, LLP billed $7,000 for professional services in connection with the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001, prior to being discharged by the Company.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by either BDO Seidman, LLP or Deloitte & Touche, LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES

         BDO Seidman, LLP did not bill the Company for fees other than for services described under "Audit Fees" above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

GENERAL

         Stockholders will vote on the election of three Directors, each of whom will be elected to serve a three-year term, until his successor has been elected and qualified.

         The shares represented by the proxies solicited hereby will be voted in favor of the election of the persons named below unless authorization to do so is withheld by proxy. In the event that any of the nominees should be unable to serve as Director, an event which the Company does not presently anticipate, it is the intention of the persons named in the proxies to cast the votes represented by the proxies for the election of such other person or persons as the Board of Directors may nominate.

         The nominees for election at the Meeting are Richard C. Bailey, Stephen J. Silverman and J. Mark Dunning.

         Based upon information received from the respective Directors, set forth below is information with respect to the nominees for the Board of Directors, as well as certain information concerning the Directors whose terms extend beyond the 2002 Annual Meeting.

DIRECTORS TO BE ELECTED TO SERVE UNTIL 2005

         Richard C. Bailey, age 51, has served as Chief Financial Officer since joining the Company in August 1992 and has served as a Director since February 1995. Mr. Bailey was named Chief Operating Officer of the Company in July 2001. He served as president and director of Eastern Inter-Trans Services, Inc., a dry van truckload carrier based in Columbus, Georgia, from December 1989 to August 1992. Mr. Bailey is a certified public accountant with a B.S. in accounting from Georgia State University. He was previously employed in various financial positions by Ernst & Young, Intermet Corporation and Snapper Products (a division of The Actava Group Inc.). Mr. Bailey has served on the Advisory Board of the University of Georgia Trucking Profitability Strategies Conference.

         Stephen J. Silverman, age 57, has been the President of Silver Solutions, Inc., a transportation consulting firm based in Jacksonville, Florida since January 1997. Prior thereto, he served as President/Chief Executive Officer and a Director of SilverEagle Transport, Inc., an irregular route truckload carrier based in Jacksonville, Florida, since 1984. He is also currently a director, and has been the Chief Operating Officer since January 1999, of Raven Transport Co., Inc., a minority owned dry van truckload carrier. He has previously served as Chairman of the University of Georgia Trucking Profitability Strategies Conference, as well as on the Boards of the American Trucking Association, Florida Trucking Association, and the Interstate Truckload Carriers Conference. Mr. Silverman received a B.A. from Bradley University, and an M.B.A. from the University of Michigan.

         J. Mark Dunning, age 42, has been President of Mark Dunning Industries, Inc., a waste collection and disposal company, since September 1980. Mr. Dunning is a director of Regions Bank in Dothan, Alabama.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2003

         J. Larry Baxter, age 54, has been an insurance broker with The Baxter Agency, LLC, an insurance placement and risk management firm, since October 1980, and served as President of The Baxter Agency, LLC from June 1999 to April 2001. Mr. Baxter served as President of The Baxter Agency, Inc., an insurance and risk management company, from October 1980 to June 1999. In 2001, The Baxter Agency, LLC placed insurance coverage for the Company in return for commission payments from the Company. Mr. Baxter is the brother-in-law of Boyd Whigham.

         Gail B. Cooper, age 51, has served as President, Chief Executive Officer and as a Director of the Company since February 17, 2000. Ms. Cooper served as Secretary of the Company from December 1969 until February 2000. Ms. Cooper received a B.S. in business administration from Troy State University. She has served the Company in numerous administrative and accounting positions since joining the Company full-time in 1972.

INCUMBENT DIRECTOR WHOSE TERM WILL EXPIRE IN 2004

         Boyd Whigham, age 65, has been a Director of the Company since February 1989. He has been the District Attorney for the Third Judicial Circuit, in Barbour and Bullock Counties, Alabama, since January 1993. Prior to 1993, he operated a general civil law practice in Clayton, Alabama and periodically provided legal services to the Company and to Mr. Dempsey Boyd, a principal shareholder. Mr. Whigham is the brother-in-law of J. Larry Baxter.

RECOMMENDATION

         The Board of Directors recommends a vote FOR all of the foregoing nominees for Director.

                             STOCKHOLDER PROPOSALS

         Any proposal by a stockholder intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company on or before December 16, 2002 to be included in the proxy materials of the Company relating to such meeting. According to the rules under the Exchange Act, for a stockholder proposal to be properly brought before the 2003 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2003 proxy materials), it must be a proper matter for stockholder action and must be delivered to the Company no later than March 3, 2003.

                                 OTHER BUSINESS

         It is not anticipated that any other matters will be brought before the Meeting for action; however, if any such other matters shall properly come before the Meeting, it is intended that the persons authorized under the proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, WHICH HAS BEEN FILED WITH THE COMMISSION PURSUANT TO THE EXCHANGE ACT, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO RICHARD C. BAILEY, CHIEF OPERATING AND FINANCIAL OFFICER, BOYD BROS. TRANSPORTATION INC., 3275 HIGHWAY 30, CLAYTON, ALABAMA 36016.


                                    By Order of the Board of Directors,

                                    /s/ Ginger B. Tibbs
                                    -------------------------------------------
                                    Ginger B. Tibbs
                                    Secretary-Treasurer


Clayton, Alabama
April 15, 2002

BOYD BROS. TRANSPORTATION INC.
3275 HIGHWAY 30                              THIS PROXY IS SOLICITED ON BEHALF
CLAYTON, ALABAMA 36016                       OF THE BOARD OF DIRECTORS. The
                                    Proxy    undersigned hereby appoints Gail
                                             B. Cooper and Richard C. Bailey
                                             and each of them with power of
                                             substitution in each, proxies to
                                             appear and vote, as designated
                                             below, all Common Stock of Boyd
                                             Bros. Transportation Inc. held of
                                             record on March 29, 2002 by the
                                             undersigned, at the Annual Meeting
                                             of Stockholders to be held on May
                                             14, 2002, and at all adjournments
                                             thereof. Management recommends a
                                             vote in favor of all nominees
                                             listed in Item 1.


1.       ELECTION OF DIRECTORS

         Director Nominees: Richard C. Bailey, Stephen J. Silverman and J. Mark Dunning (each for a three-year term)

         [ ] FOR all director nominees listed above    [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary)            to vote for all
                                                           director nominees
                                                           listed above

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                      STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
                      ABOVE.


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR-NOMINEES.



                           Dated:                                        , 2002
                                 ---------------------------------------

                           ----------------------------------------------------

                           ----------------------------------------------------
                           Signature(s)
                           (Please sign as name appears on proxy. When shares are held by joint tenants, both should sign. When signing in a fiduciary or representative capacity, give full title as such.)


PLEASE MARK, DATE, AND SIGN THIS PROXY, INDICATING ANY CHANGE OF ADDRESS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE ALREADY IS ADDRESSED AND NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.